EXHIBIT 99.1

Media Contact:	Investor Contact:
Tony Welz	Tania Almond
Principal	Investor Relations Officer
Welz & Weisel Communications	Sourcefire, Inc.
703.218.3555 x226	410.423.1919
tony@w2comm.com	tania.almond@sourcefire.com
SOURCEFIRE ® ANNOUNCES 2007 FIRST QUARTER RESULTS
Revenues Grow Over 23% from Year Ago Level; Gross Margin Improves to 78%
Columbia, MD — May 3, 2007 — Open source innovator and Snort® creator, Sourcefire, Inc. (Nasdaq: FIRE), a leader in network intrusion prevention, today announced financial results for its first fiscal quarter ended March 31, 2007. Revenues for the first quarter of 2007 were $10.5 million, compared to $8.5 million in the first quarter of 2006, an increase of 23%. Gross profit for the first quarter of 2007 increased 25% to $8.2 million, or 78% of revenues, compared to $6.5 million, or 76% of revenues, in the first quarter of 2006. The Company’s net loss for the first quarter of 2007 was $2.5 million, compared with a net loss of $1.9 million in the first quarter of 2006. Net loss attributable to common stockholders, which includes the accretion of our preferred stock that was fully converted into common stock at the time of our initial public offering, in the first quarter of 2007, was approximately $3.4 million, or a loss of $0.39 per share, compared with net loss attributable to common stockholders of $2.6 million, or a loss of $0.79 per share, in the first quarter of 2006.
Included in net loss for the first quarter of 2007 were non-cash, stock-based compensation charges of approximately $524,000, compared to $31,000 of such charges in the prior year period. Also included in net loss attributable to common stockholders for the first quarter of 2007 was accretion of preferred stock of $870,000, compared to $715,000 of such charges in the prior year period. Adjusted net loss, which excludes non-cash stock-based compensation expense and accretion of preferred stock, was $2.0 million, or a loss of $0.23 per share, in the first quarter of 2007, compared to an adjusted net loss of $1.9 million, or a loss of $0.57 per share, in the first quarter of 2006.
Commenting on the first quarter results, Wayne Jackson, Sourcefire’s Chairman and CEO stated, “We were pleased to achieve a number of important goals this quarter — completing our initial public offering while continuing our strong rate of customer capture including the addition of 80 new customers for our advanced 3D network security solution. While our customary seasonal weakness in the first quarter was exacerbated by slow Federal sector spending and unexpected delays in several key commercial procurements, we won a number of strategic accounts, improved our gross margin, and continued our strategic expansion outside the United States.”

Full Year 2007 Outlook
Sourcefire is issuing financial guidance for the full year of 2007. Based on information as of May 2, 2007, Sourcefire expects total revenue in the range of $55 million to $58 million, and (loss) net income per share attributable to common stockholders on a GAAP basis in the range of ($0.06) to $0.03, for the fiscal year ending December 31, 2007. These estimates exclude any extraordinary items.
Second Quarter 2007 Outlook
Sourcefire is issuing financial guidance for the second quarter of 2007 based on information as of May 2, 2007. Based on information as of May 2, 2007, Sourcefire expects total revenue in the range of $11.2 million to $12.2 million, and net loss per share attributable to common stockholders on a GAAP basis in the range of ($0.07) to ($0.03), for the second quarter of 2007. These estimates exclude any extraordinary items.
Conference Call and Webcast
On Friday, May 4, 2007 at 9:00 a.m. Eastern Time, Sourcefire will host a conference call to review the Company’s first quarter financial performance. A listen-only webcast of the session will be available at http://investor.sourcefire.com. Those wishing to participate in the live session should use the following numbers to dial in:
Calling from the United States or Canada: 866-510-0705
Calling from other countries: 617-597-5363
Pass code: 55577486
An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.
Non-GAAP Measures
To supplement Sourcefire’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (GAAP), Sourcefire uses non-GAAP measures of certain components of financial performance, including adjusted net income (loss), which are adjusted from our GAAP results. These non-GAAP results provide useful information to both management and investors by excluding expenses which we believe may not be indicative of the Company’s core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.
Adjusted net income (loss) excludes accretion of preferred stock and non-cash stock-based compensation expense from the Company’s consolidated statement of operations.
About Sourcefire
Sourcefire, Inc. (Nasdaq: FIRE), Snort creator and open source innovator, is a world leader in Enterprise Threat Management (ETM) solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks with its 3D Approach — Discover, Determine, Defend — to securing real networks. The Sourcefire 3D

System is the first to unify Intrusion Prevention (IPS), Network Behavior Analysis (NBA), Network Access Control (NAC) and Vulnerability Assessment technologies under the same management console. This ETM approach equips customers with an efficient and effective layered security defense — protecting network assets before, during and after an attack. Through the years, Sourcefire has been consistently recognized for its innovation and industry leadership by customers, media and industry analysts alike — with more than 30 awards and accolades. Recently, Sourcefire was positioned in the Leaders Quadrant of Gartner’s “Magic Quadrant for Network Intrusion Prevention System Appliances 2H06” report, and the Sourcefire 3D System was named “Best Security Solution” at the 2006 SC Magazine Awards. Today, the names Sourcefire and founder Martin Roesch have grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit www.sourcefire.com.
SOURCEFIRE®, SNORT®, the Sourcefire logo, the Snort and Pig logo, SECURITY FOR THE REAL WORLD™, SOURCEFIRE DEFENSE CENTER™, SOURCEFIRE 3D™, RNA™, DAEMONLOGGER™ and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries.
Cautionary Language Concerning Forward-Looking Statements
The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include our expectations regarding our financial results. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that our outlook for the full year of 2007 and the second quarter of 2007 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.
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Sourcefire, Inc.
Consolidated Statements of Operations (Unaudited)
(amounts in thousands, except share and per share information)

	Three Months Ended March 31
	2007	2006
Revenue:
Products	$5,650	$5,423
Technical support and professional services	4,805	3,109

Total revenue	10,455	8,532
Cost of revenue:
Products	1,556	1,397
Technical support and professional services	728	610

Total cost of revenue	2,284	2,007
Gross profit	8,171	6,525

Operating expenses:
Research and development	2,501	2,082
Sales and marketing	5,947	4,810
General and administrative	2,328	1,259
Depreciation and amortization	362	289

Total operating expenses	11,138	8,440

Loss from operations	(2,967)	(1,915)
Other income (expense):
Interest and investment income	538	19
Interest expense	(35)	(22)
Other expense	(12)	(7)

Total other income (expense)	491	(10)

Loss before income taxes	(2,476)	(1,925)
Income tax expense	(12)	—

Net loss	(2,488)	(1,925)
Accretion of preferred stock	(870)	(715)

Net loss attributable to common stockholders	$(3,358)	$(2,640)

Net loss attributable to common stockholders per share:
Basic and diluted	$(0.39)	$(0.79)

Weighted average shares outstanding used in computing per share amounts:
Basic and diluted	8,623,982	3,338,306
Note: Compensation cost under SFAS 123(R) for the three months ended March 31, 2007 and 2006 is included in the Consolidated Statements of Operations (unaudited) as follows (in thousands):

	Three Months Ended March 31
	2007	2006
Cost of sales (product)	$2	$—
Cost of sales (services)	6	—

Stock-based compensation expense included in cost of sales	8	—

Research and development	81	5
Sales and marketing	209	13
General and administrative	226	13

Stock-based compensation included in operating expenses	516	31

Total stock-based compensation	$524	$31

Sourcefire, Inc.
Consolidated Balance Sheets
(amounts in thousands, except share and per share data)

	March 31	December 31
	2007	2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$99,253	$13,029
Held to maturity investments	10,700	12,385
Accounts receivable, net allowance for doubtful accounts of $150 in 2007 and $166 in 2006	10,976	16,507
Inventory	3,384	2,099
Prepaid expenses and other current assets	1,840	919

Total current assets	126,153	44,939
Property and equipment, net	3,440	2,546
Held-to-maturity investments, less current portion	1,514	908
Other assets	397	1,559

Total assets	$131,504	$49,952

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	2,544	3,081
Accrued compensation and related expenses	1,540	1,783
Other accrued expenses	1,642	1,312
Current portion of deferred revenue	12,460	11,735
Current portion of long-term debt	—	675
Other current liabilities	653	501

Total current liabilities	18,839	19,087
Deferred revenue, less current portion	2,870	2,380
Long-term debt, less current portion	—	637
Other long-term liabilities	78	—

Total liabilities	21,787	22,104
Series A convertible preferred stock, $0.001 par value; 2,495,410 shares authorized, 2,475,410 shares issued and outstanding at December 31, 2006; aggregate liquidation preference of $14,093 at December 31, 2006, no shares authorized, issued and outstanding at March 31, 2007	—	10,308
Warrants to purchase Series A convertible preferred stock	—	25
Series B covertible preferred stock, $0.001 par value; 7,132,205 shares authorized, issued and outstanding at December 31, 2006; aggregate liquidation preference of $19,947 at December 31, 2006; no shares authorized, issued and outstanding at March 31, 2007	—	14,265
Series C covertible preferred stock, $0.001 par value; 5,404,043 shares authorized, issued and outstanding at December 31, 2006; aggregate liquidation preference of $26,050 at December 31, 2006; no shares authorized, issued and outstanding at March 31, 2007	—	18,270
Series D covertible preferred stock, $0.001 par value; 3,264,449 shares authorized, issued and outstanding at December 31, 2006; aggregate liquidation preference of $29,847 at December 31, 2006; no shares authorized, issued and outstanding at March 31, 2007	—	23,879

Total convertible preferred stock	—	66,747
Commitments and contingent liabilities
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 20,000,000 shares authorized at March 31, 2007 and no shares issued and outstanding at March 31, 2007	—	—
Common stock, $0.001 par value; 240,000,000 shares authorized; 23,999,716 and 3,491,764 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	24	3
Additional paid-in capital	151,083	—
Accumulated deficit	(41,390)	(38,902)

Total stockholders’ equity (deficit)	109,717	(38,899)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$131,504	$49,952

Sourcefire, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(amounts in thousands)

	Three Months Ended March 31
	2007	2006
Operating activities
Net loss	$(2,488)	$(1,925)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	370	297
Provision for doubtful accounts	(16)	(46)
Amortization of unearned compensation	—	5
Other non-cash stock compensation	524	26
Amortization of (premium) discount on held-to-maturity investments	(123)	6
Changes in operating assets and liabilities:
Accounts receivable	5,547	5,065
Inventory	(1,284)	230
Prepaid expenses and other assets	(1,350)	(38)
Accounts payable	(537)	(888)
Accrued expenses	82	370
Deferred revenue	1,216	(308)
Other liabilities	235	(93)

Net cash provided by operating activities	2,176	2,701

Investing activities
Purchase of property and equipment	(1,263)	(290)
Purchase of held-to-maturity investments	(5,950)	—
Proceeds from maturities of held-to-maturity investments	7,150	2,000

Net cash (used in) provided by investing activities	(63)	1,710

Financing activities
Borrowings of long-term debt	113	—
Repayments of long-term debt	(1,424)	(130)
Proceeds from issuance of common stock, net of underwriters’ discount of $6,495	86,288	—
Proceeds from exercise of stock options	12	3
Payment of equity offering costs	(878)	—

Net cash provided by (used in) financing activities	84,111	(127)

Net increase in cash and cash equivalents	86,224	4,284
Cash and cash equivalents at beginning of period	13,029	1,106

Cash and cash equivalents at end of period	$99,253	$5,390

Sourcefire, Inc.
Reconciliation of Non-GAAP Measures to GAAP (Unaudited)
(amounts in thousands, except share and per share information)

	Three Months Ended March 31
	2007	2006
Reconciliation to adjusted net income (loss):
Net loss attributable to common stockholders	$(3,358)	$(2,640)
Accretion of preferred stock	870	715

Net loss	(2,488)	(1,925)
Stock compensation expense	524	31

Adjusted net loss	$(1,964)	$(1,894)

Adjusted net loss per share — basic and diluted	$(0.23)	$(0.57)
Weighted average number of shares — basic and diluted	8,623,982	3,338,306